Exhibit 99.1

Plum Creek Timber Company, Inc. 601 Union St, Suite 3100 Seattle, Washington 98101 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
October 28, 2013	Media: Kathy Budinick 1-888-467-3751

Plum Creek Timber Company, Inc. Reports Results for Third Quarter 2013

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced third quarter earnings of $72 million, or $0.44 per diluted share, on revenues of $366 million. Third quarter earnings include a $4 million, or $0.02 per diluted share, non-cash expense related to fire losses experienced in Montana and Oregon during the quarter. Earnings for the third quarter of 2012 were $59 million, or $0.36 per diluted share, on revenues of $354 million.

Earnings for the first nine months of 2013 were $174 million, or $1.06 per diluted share, on revenues of $1.0 billion. Earnings for the first nine months of 2012 were $124 million, or $0.76 per diluted share, on revenues of $985 million.

Adjusted EBITDA, a non-GAAP measure of operating performance, for the first nine months of 2013 was $384 million, compared to $380 million for the same period of 2012. The company ended the quarter with $439 million in cash and cash equivalents. A reconciliation of adjusted EBITDA to net income and cash flow from operations is provided as an attachment to this release.

“We had a very good quarter reporting earnings above the high end of our guidance range despite the two cent fire related charge,” said Rick Holley, Plum Creek’s chief executive officer. “Each business segment performed well. Northern timber markets remain strong and Southern timber markets continue to improve slowly. Our Manufacturing segment posted another strong performance and our Real Estate segment is seeing improving market conditions in some regions. We expect fairly stable business conditions during the fourth quarter and are looking forward to continued improvement in timber markets during 2014.”

Review of Operations

The Northern Resources segment reported $5 million of operating income during the third quarter that includes the impact of the $4 million non-cash fire loss. Approximately 12,000 acres of company lands in Montana and Oregon were damaged by wildfires during the quarter. Segment operating income for the same period of 2012 was $5 million. Strengthening demand for sawlogs has led to higher prices over the past year. Average sawlog prices increased more than 14 percent as domestic sawmills competed with strong export demand on the West Coast. Average pulpwood prices in the Northern Resources segment

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Exhibit 99.1

were up modestly, $1 per ton. As planned, the harvest volume of one million tons was approximately 9 percent lower than the same period of 2012.

Operating income in the Southern Resources segment was $27 million, a $4 million increase over the $23 million reported during the third quarter of 2012, despite higher pulpwood harvest volumes in 2012. The segment’s sawlog harvest was unchanged from the third quarter of 2012. Both sawlog and pulpwood prices have improved over the past year. Southern sawlog prices have improved approximately eight percent on growing log demand in the region. Good demand from pulp and paper mills and stronger demand from OSB producers throughout the region have resulted in 12 percent growth in pulpwood prices over the past year. In general, log price improvement has been stronger in the eastern regions of the South such as Georgia, Florida and the Carolinas than the western regions such as Arkansas and Louisiana.

The Real Estate segment reported third quarter revenue of $96 million and operating income of $63 million. Third quarter 2012 Real Estate segment revenue was $96 million and operating income was $54 million. The 2013 results included the sale of approximately 15,000 acres of Oregon timberland for approximately $53 million. The 2012 sales were anchored by the sale of approximately 100,000 acres of Wisconsin timberland for approximately $67 million. Smaller rural land sales across the company’s holdings accounted for the remaining $43 million of the third quarter 2013 revenue.

The Manufacturing segment reported $11 million of operating income for the third quarter, compared to the $9 million of operating income reported for the third quarter of 2012. Operating income growth was driven by strong pricing for the company’s panel products and higher lumber sales volumes. Medium density fiberboard (MDF) prices have increased approximately seven percent over the past twelve months while plywood prices have increased approximately six percent. Sales volumes for plywood and MDF were largely unchanged from the same period of 2012 as both facilities continued to run near capacity. Lumber sales volumes increased 47 percent compared to the third quarter of 2012 due to the April 2013 re-start of the company’s Evergreen sawmill. Average lumber prices declined approximately five percent. This was due solely to the introduction of lower-valued stud lumber produced by the re-opened sawmill.

Outlook

The company expects its full-year harvest to approximate 17.5 million tons.

During the fourth quarter, the company expects to harvest approximately 900 thousand tons in its Northern Resources segment and approximately 4 million tons in its Southern Resources segment.

Fourth quarter Real Estate segment sales are expected to be between $47 million and $52 million.

In the fourth quarter, seasonally lower sales volumes for the company’s manufactured products are expected to result in lower Manufacturing segment profitability compared to the third quarter.

The company expects to report fourth quarter earnings between $0.26 and $0.31 per share.

“We are excited about the future of Plum Creek and our position in the marketplace. We continue to execute on our goal of long-term value creation for our shareholders. Disciplined capital allocation is at the heart of our strategy and is the single most important tool we have to create true and lasting long-term value,” concluded Holley.

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Exhibit 99.1

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, Oct. 28, at 6:00 p.m. ET (3:00 p.m. PT). A live webcast of the conference call may be accessed through Plum Creek’s Internet site at www.plumcreek.com by clicking on the “Investors” link.

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start of the call, referencing Plum Creek’s conference call. Those wishing to access the call from outside the United States and Canada should dial 1-706-645-9676, also referencing Plum Creek’s conference call. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-855-859-2056 or 1-404-537-3406 (international calls), using the code 31587216.

Supplemental financial information for Plum Creek operations, including statistical data and reconciliations to non-GAAP measures is available in the Investors section of Plum Creek’s website at www.plumcreek.com.

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Plum Creek is among the largest and most geographically diverse private landowners in the nation with approximately 6.3 million acres of timberlands in major timber producing regions of the United States and wood products manufacturing facilities in the Northwest. For more information, visit www.plumcreek.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Nine Months Ended September 30,
	2013	2012
REVENUES:
Timber	$487	$480
Real Estate	227	243
Manufacturing	279	246
Other	16	16
Total Revenues	1,009	985

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	364	374
Real Estate	83	124
Manufacturing	237	217
Other	3	1
Total Cost of Goods Sold	687	716
Selling, General and Administrative	89	86
Total Costs and Expenses	776	802

Other Operating Income (Expense), net	(2)	1

Operating Income	231	184

Equity Earnings from Timberland Venture	47	42

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	61	61
Interest Expense (Note Payable to Timberland Venture)	43	43
Total Interest Expense, net	104	104

Income before Income Taxes	174	122

Provision (Benefit) for Income Taxes	—	(2)

Net Income	$174	$124

PER SHARE AMOUNTS:

Net Income per Share – Basic	$1.06	$0.77
Net Income per Share – Diluted	$1.06	$0.76

Weighted-Average Number of Shares Outstanding
– Basic	162.7	161.5
– Diluted	163.2	161.8

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

(In Millions, Except Per Share Amounts)	Quarter Ended September 30,
	2013	2012
REVENUES:
Timber	$171	$168
Real Estate	96	96
Manufacturing	94	85
Other	5	5
Total Revenues	366	354

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	132	130
Real Estate	31	40
Manufacturing	80	74
Other	1	—
Total Cost of Goods Sold	244	244
Selling, General and Administrative	28	31
Total Costs and Expenses	272	275

Other Operating Income (Expense), net	(3)	—

Operating Income	91	79

Equity Earnings from Timberland Venture	16	14

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	20	21
Interest Expense (Note Payable to Timberland Venture)	14	14
Total Interest Expense, net	34	35

Income before Income Taxes	73	58

Provision (Benefit) for Income Taxes	1	(1)

Net Income	$72	$59

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.44	$0.36
Net Income per Share – Diluted	$0.44	$0.36

Weighted-Average Number of Shares Outstanding
– Basic	163.0	161.5
– Diluted	163.4	161.9

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	September 30, 2013	December 31, 2012
ASSETS
Current Assets:
Cash and Cash Equivalents	$439	$356
Accounts Receivable	35	22
Inventories	53	49
Deferred Tax Asset	8	7
Assets Held for Sale	38	61
Other Current Assets	17	13
	590	508

Timber and Timberlands, net	3,395	3,363
Mineral Rights, net	242	87
Property, Plant and Equipment, net	118	127
Equity Investment in Timberland Venture	195	204
Deferred Tax Asset	19	19
Investment in Grantor Trusts (at Fair Value)	42	39
Other Assets	30	37
Total Assets	$4,631	$4,384

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$74	$248
Line of Credit	507	104
Accounts Payable	30	26
Interest Payable	21	26
Wages Payable	22	29
Taxes Payable	16	9
Deferred Revenue	29	23
Other Current Liabilities	10	7
	709	472

Long-Term Debt	1,815	1,815
Note Payable to Timberland Venture	783	783
Other Liabilities	94	91
Total Liabilities	3,401	3,161

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 163.0 at September 30, 2013 and 162.0 at December 31, 2012	2	2
Additional Paid-In Capital	2,330	2,288
Retained Earnings (Accumulated Deficit)	(135)	(97)
Treasury Stock, at Cost, Common Shares – 27.0 at September 30, 2013 and 26.9 at December 31, 2012	(940)	(938)
Accumulated Other Comprehensive Income (Loss)	(27)	(32)
Total Stockholders’ Equity	1,230	1,223
Total Liabilities and Stockholders’ Equity	$4,631	$4,384

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
(In Millions)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$174	$124
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $4 Loss Related to Forest Fires in 2013)	86	87
Basis of Real Estate Sold	69	111
Equity Earnings from Timberland Venture	(47)	(42)
Distributions from Timberland Venture	56	56
Deferred Income Taxes	(1)	(1)
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(6)	(6)
Timber Deed Acquired	(18)	(98)
Pension Plan Contributions	—	(10)
Working Capital Changes	(12)	5
Other	19	11
Net Cash Provided By (Used In) Operating Activities	320	237

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(51)	(52)
Timberlands Acquired	(80)	(18)
Mineral Rights Acquired	(156)	—
Other	—	(1)
Net Cash Provided By (Used In) Investing Activities	(287)	(71)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(212)	(204)
Borrowings on Line of Credit	1,251	1,712
Repayments on Line of Credit	(848)	(1,709)
Proceeds from Issuance of Long-Term Debt	—	450
Debt Issuance Costs	—	(3)
Principal Payments and Retirement of Long-Term Debt	(174)	(350)
Proceeds from Stock Option Exercises	35	5
Acquisition of Treasury Stock	(2)	(1)
Net Cash Provided By (Used In) Financing Activities	50	(100)

Increase (Decrease) In Cash and Cash Equivalents	83	66
Cash and Cash Equivalents:
Beginning of Period	356	254

End of Period	$439	$320

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended September 30,
(In Millions)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$72	$59
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $4 Loss Related to Forest Fires in 2013)	35	31
Basis of Real Estate Sold	27	36
Equity Earnings from Timberland Venture	(16)	(14)
Distributions from Timberland Venture	29	28
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(2)	(1)
Pension Plan Contributions	—	(3)
Working Capital Changes	28	7
Other	7	5
Net Cash Provided By (Used In) Operating Activities	180	148

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures (Excluding Timberland Acquisitions)	(20)	(17)
Timberlands Acquired	(2)	(5)
Mineral Rights Acquired	(156)	—
Net Cash Provided By (Used In) Investing Activities	(178)	(22)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(72)	(68)
Borrowings on Line of Credit	530	583
Repayments on Line of Credit	(376)	(683)
Proceeds from Issuance of Long-Term Debt	—	450
Principal Payments and Retirement of Long-Term Debt	—	(350)
Proceeds from Stock Option Exercises	—	2
Net Cash Provided By (Used In) Financing Activities	82	(66)

Increase (Decrease) In Cash and Cash Equivalents	84	60
Cash and Cash Equivalents:
Beginning of Period	355	260

End of Period	$439	$320

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Nine Months Ended September 30,
(In Millions)	2013	2012
Revenues:
Northern Resources	$194	$185
Southern Resources	313	312
Real Estate	227	243
Manufacturing	279	246
Other	16	16
Eliminations	(20)	(17)
Total Revenues	$1,009	$985

Operating Income (Loss):
Northern Resources	$24	$15
Southern Resources	74	66
Real Estate	138	113
Manufacturing	35	22
Other	14	14
Other Costs and Eliminations, net (A)	(54)	(46)
Total Operating Income	$231	$184

Adjusted EBITDA by Segment: (B)
Northern Resources	$47	$35
Southern Resources	119	118
Real Estate	208	225
Manufacturing	47	33
Other	16	14
Other Costs and Eliminations, net	(53)	(45)
Total	$384	$380

(A) During the first nine months of 2013, the company recorded a loss of $5 million related to the early termination of an equipment lease. The lease was accounted for as an operating lease. This amount is reported as an operating loss in Other Costs and Eliminations, net and is included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B)	Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Quarter Ended September 30,
(In Millions)	2013	2012
Revenues:
Northern Resources	$67	$65
Southern Resources	111	110
Real Estate	96	96
Manufacturing	94	85
Other	5	5
Eliminations	(7)	(7)
Total Revenues	$366	$354

Operating Income (Loss):
Northern Resources	$5	$5
Southern Resources	27	23
Real Estate	63	54
Manufacturing	11	9
Other	5	5
Other Costs and Eliminations, net (A)	(20)	(17)
Total Operating Income	$91	$79

Adjusted EBITDA by Segment: (B)
Northern Resources	$16	$12
Southern Resources	44	42
Real Estate	91	90
Manufacturing	15	13
Other	6	5
Other Costs and Eliminations, net	(20)	(16)
Total	$152	$146

(A) During the third quarter of 2013, the company recorded a loss of $5 million related to the early termination of an equipment lease. The lease was accounted for as an operating lease. This amount is reported as an operating loss in Other Costs and Eliminations, net and is included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B)	Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

Plum Creek Timber Company, Inc.
Segment Data - Adjusted EBITDA
Reconciliation of Operating Income and Net Cash
Provided by Operating Activities
(Unaudited)

We define Adjusted EBITDA as earnings from continuing operations, excluding equity method earnings, and before interest, taxes, depreciation, depletion, amortization, and basis in lands sold. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (U.S. GAAP) and the items excluded from Adjusted EBITDA are significant components of our consolidated financial statements.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period, and each business segment’s contribution to that performance, by eliminating non-cash charges to earnings, which can vary significantly by business segment. These non-cash charges include timber depletion, depreciation of fixed assets and the basis in lands sold. We also use Adjusted EBITDA as a supplemental liquidity measure because we believe it is useful in measuring our ability to generate cash. In addition, we believe Adjusted EBITDA is commonly used by investors, lenders and rating agencies to assess our financial performance.

A reconciliation of Adjusted EBITDA to net income and net cash from operating activities, the most directly comparable U.S. GAAP performance and liquidity measures, is provided in the following schedules:

	Nine Months Ended September 30, 2013

	Operating Income	Depreciation, Depletion and Amortization (1)	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$24	$23	$—	$47
Southern Resources	74	45	—	119
Real Estate	138	1	69	208
Manufacturing	35	12	—	47
Other	14	2	—	16
Other Costs and Eliminations	(51)	1	—	(50)
Other Unallocated Operating Income (Expense), net	(3)	—	—	(3)
Total	$231	$84	$69	$384

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	47
Interest Expense	(104)
(Provision) Benefit for Income Taxes	—
Net Income	$174

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$320
Interest Expense				104
Amortization of Debt Costs				(2)
Provision / (Benefit) for Income Taxes				—
Distributions from Timberland Venture				(56)
Deferred Income Taxes				1
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				6
Timber Deed Acquired				18
Pension Plan Contributions				—
Working Capital Changes				12
Other				(19)
Adjusted EBITDA				$384

(1) Includes a $4 million loss due to fire damages in the Northern Resources Segment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Nine Months Ended September 30, 2012

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$15	$20	$—	$35
Southern Resources	66	52	—	118
Real Estate	113	1	111	225
Manufacturing	22	11	—	33
Other	14	—	—	14
Other Costs and Eliminations	(47)	1	—	(46)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$184	$85	$111	$380

Reconciliation to Net Income (1)
Equity Earnings from Timberland Venture	42
Interest Expense	(104)
(Provision) Benefit for Income Taxes	2
Net Income	$124

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$237
Interest Expense				104
Amortization of Debt Costs				(2)
Provision / (Benefit) for Income Taxes				(2)
Distributions from Timberland Venture				(56)
Deferred Income Taxes				1
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				6
Timber Deed Acquired				98
Pension Plan Contributions				10
Working Capital Changes				(5)
Other				(11)
Adjusted EBITDA				$380

(1) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended September 30, 2013

	Operating Income	Depreciation, Depletion and Amortization (1)	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$5	$11	$—	$16
Southern Resources	27	17	—	44
Real Estate	63	1	27	91
Manufacturing	11	4	—	15
Other	5	1	—	6
Other Costs and Eliminations	(16)	—	—	(16)
Other Unallocated Operating Income (Expense), net	(4)	—	—	(4)
Total	$91	$34	$27	$152

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	16
Interest Expense	(34)
(Provision) Benefit for Income Taxes	(1)
Net Income	$72

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$180
Interest Expense				34
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				1
Distributions from Timberland Venture				(29)
Deferred Income Taxes				—
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				2
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				(28)
Other				(7)
Adjusted EBITDA				$152

(1) Includes a $4 million loss due to fire damages in the Northern Resources Segment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended September 30, 2012

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$5	$7	$—	$12
Southern Resources	23	19	—	42
Real Estate	54	—	36	90
Manufacturing	9	4	—	13
Other	5	—	—	5
Other Costs and Eliminations	(17)	1	—	(16)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$79	$31	$36	$146

Reconciliation to Net Income (1)
Equity Earnings from Timberland Venture	14
Interest Expense	(35)
(Provision) Benefit for Income Taxes	1
Net Income	$59

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$148
Interest Expense				35
Amortization of Debt Costs				—
Provision / (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				(28)
Deferred Income Taxes				—
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				1
Timber Deed Acquired				—
Pension Plan Contributions				3
Working Capital Changes				(7)
Other				(5)
Adjusted EBITDA				$146

(1) Includes reconciling items not allocated to segments for financial reporting purposes.